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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 25, 2005 (except Note 17, as to which the date is September 2, 2005) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-126691) and related Prospectus of Caribou Coffee Company, Inc. and Affiliates for the registration of 5,358,000 shares of its common stock.



                                             /s/ Ernst & Young LLP


Atlanta, Georgia
September 13, 2005